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                       Supplement to the Proxy Statement

                           SCUDDER MUTUAL FUNDS, INC.

                               Scudder Gold Fund


The following information supersedes certain information contained on page 2 of the fund's Proxy Statement.

As of December 21, 2000 (the "Record Date"), the Fund had 14,587,888.833 outstanding shares.

Dated: January 16, 2001